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                                                                EXHIBIT 10.11(d)


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and dated as of September 29, 2000 (this "Amendment") among CINEMARK MEXICO (USA), INC., a Delaware corporation ("Borrower"), the several financial institutions party hereto (collectively, the "Banks" and individually, a "Bank"), and Bank of America, N.A. (f/k/a Bank of America National Trust and Savings Association), as administrative agent for the Banks (the "Administrative Agent"), and amends that certain Credit Agreement dated as of November 16, 1998, among Borrower, the Banks and the Administrative Agent (the "Agreement").

                                     RECITAL

         Borrower, the Banks and the Administrative Agent desire to amend the Agreement to extend the Maturity Date and provide for partial amortization of the Aggregate Commitment on the term and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

         2. AMENDMENTS TO AGREEMENT. Borrower, the Banks and the Administrative Agent hereby agree to amend the Agreement as follows:

         2.01 The first paragraph and chart in the definition of "Applicable Amount" in Section 1.01 of the Agreement (Defined Terms) are amended and restated in their entirety as follows:

                  "`Applicable Amount' means the basis points per annum specified below opposite the applicable Cinemark USA Senior Leverage Ratio, as set forth in the most recent certificate received by the Administrative Agent pursuant to Section 6.02(a):

         CINEMARK USA                OFFSHORE RATE         BASE RATE         COMMITMENT
            SENIOR                      LOANS               LOANS               FEE
        LEVERAGE RATIO
        x> or = to 2.50                 300.00              150.00             37.50
            x<2.50                      250.00              100.00

         2.02 The definition of "Interest Period" in Section 1.01 of the Agreement (Defined Terms) is amended by deleting "and" at the end of subsection
(b); deleting the period at the end of subsection (c) and inserting "; and" in lieu thereof, and


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inserting the following new subsection (d) immediately following subsection (c)
as follows:

         "(d) no Interest Period may be specified that extends beyond the next Reduction Date unless the sum of the aggregate principal amount of the Offshore Rate Loans having an Interest Period ending after such Reduction Date does not exceed the Aggregate Commitment after giving effect to any reduction thereto scheduled to be made on such Reduction Date."

         2.03 The definition of "Maturity Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

         "`Maturity Date' means the earlier to occur of (a) January 15, 2003; and (b) the date on which the Aggregate Commitment shall terminate in accordance with the provisions of this Agreement."

         2.04 The following new definitions are inserted in proper alphabetical order in Section 1.01 of the Agreement as follows:

         "`Reduction Amount' means, with respect to each Reduction Date, the amount set forth below opposite that Reduction Date (subject to the last sentence of Section 2.06(a)):

                                                              AGGREGATE
                                                             COMMITMENT
                 REDUCTION DATES                          REDUCTION AMOUNT
       September 30, 2001, December 31, 2001                  $500,000
March 31, 2002, June 30, 2002, September 30, 2002,           $1,500,000
                 December 31, 2002
                   Maturity Date                         Remaining Aggregate
                                                             Commitment

                  "`Reduction Date' means each date specified in the definition of "Reduction Amount" on which a reduction in the Commitments is scheduled to occur pursuant to Section 2.06(c)."

         2.05 Section 2.06 of the Agreement (Termination or Reduction of Aggregate Commitment) is amended and restated in its entirety as follows:

                  "2.06 TERMINATION OR REDUCTION OF AGGREGATE COMMITMENT.

                  "(a) VOLUNTARY TERMINATION OR REDUCTION. Borrower may, upon not less than one Business Day's prior written notice to the Administrative Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by an


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         aggregate minimum amount of $1,000,000 or any multiple thereof;
         provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this Section 2.06, the Aggregate Commitment may not be increased. Any voluntary reduction of the Aggregate Commitment under this Section shall be applied to reduce the Reduction Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence.

                  "(b) AUTOMATIC TERMINATION OF AGGREGATE COMMITMENT UPON CHANGE IN CONTROL. Upon a Change of Control, the Aggregate Commitment shall be automatically and concurrently reduced to zero.

                  "(c) AUTOMATIC REDUCTION OF AGGREGATE COMMITMENT ON EACH REDUCTION DATE. Subject to the last sentence of Section 2.06(a), on each Reduction Date, the Aggregate Commitment shall automatically be reduced by the applicable Reduction Amount.

                  "(d) GENERAL. Borrower shall prepay all Loans outstanding in excess of the Aggregate Commitment as from time to time reduced pursuant to this Section. All accrued commitment fees on the amount of such reduction to, but not including the effective date of the reduction or termination of the Aggregate Commitment, shall be paid on the effective date of the reduction or termination. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Pro Rata Share."

         2.06 Section 7.12 of the Agreement (Borrower Leverage Ratio) is hereby amended and restated to read in its entirety as follows:

                  "7.12 BORROWER LEVERAGE RATIO. Borrower shall not permit Borrower Leverage Ratio to exceed 2.75 to 1 at any time."

         3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Banks and Administrative Agent that, on and as of the date hereof, and after giving effect to this Amendment:

         3.01 AUTHORIZATION. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Borrower and this Amendment has been duly executed and delivered by Borrower.

         3.02 BINDING OBLIGATION. This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability


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may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         3.03 NO LEGAL OBSTACLE TO AGREEMENT. The execution, delivery and performance of this Amendment will not (a) contravene the terms of Borrower's certificate of incorporation, by-laws or other organization document; (b) conflict with or result in any breach or contravention of the provisions of any contract to which Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of Borrower. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by Borrower of this Amendment, or the transactions contemplated hereby.

         3.04 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties of Borrower set forth in Section 5 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

         3.05 DEFAULT. No Default or Event of Default under the Agreement has occurred and is continuing.

         4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the compliance by Borrower with its agreements herein contained, and to the delivery of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

         4.01 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of Borrower, certified by the Secretary or an Assistant Secretary of Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment and any note or other instrument or agreement required hereunder.

         4.02 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of Borrower.

         4.03 AMENDMENT FEE. An amendment fee payable to the Administrative Agent for the account of each Bank equal to 50 basis points on such Bank's Commitment.

         4.04 OTHER EVIDENCE. Such other evidence with respect to Borrower or any other person as the Administrative Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Amendment and the compliance with the conditions set forth herein.


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         5. MISCELLANEOUS.

         5.01 EFFECTIVENESS OF THE AGREEMENT AND THE LOAN DOCUMENTS. Except as hereby expressly amended, the Agreement and each other Loan Document shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

         5.02 WAIVERS. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under the Agreement or any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

         5.03 COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall not become effective until Borrower, the Administrative Agent and the Banks shall have signed a copy hereof, and Cinemark, USA shall have consented hereto, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

         5.04 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


                                CINEMARK MEXICO (USA), INC.


                                By:
                                              Robert Copple
                                        Chief Financial Officer

                                BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

                                By:
                                              David Price
                                            Vice President


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                                BANK OF AMERICA, N.A., AS A BANK

                                By:
                                              Matthew Koenig
                                            Managing Director

                                FLEET NATIONAL BANK

                                By:
                                Name:
                                Title:


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                          CONSENT OF CINEMARK USA, INC.


         The undersigned Cinemark, USA, Inc., guarantor under the Cinemark USA Guaranty (Guaranty of Cinemark Mexico (USA)) dated as of November 16, 1998 and subordinated creditor under the Intercompany Subordination Agreement dated as of November 16, 1998, hereby consents to the foregoing amendment dated as of the date first written above to the Credit Agreement dated as of November 16, 1998, among Cinemark Mexico (USA), Inc., the Banks named therein and Bank of America, N.A., as Administrative Agent, and represents and warrants to the Administrative Agent and the Banks that there is no defense, counterclaim or offset of any type or nature under such guaranty, and that the same remains in full force and effect after giving effect hereto and thereto. All terms used herein shall have the same meanings as in the Credit Agreement referred to above unless otherwise defined herein.


                                     CINEMARK USA, INC.


                                     By:
                                                    Robert Copple
                                              Chief Financial Officer


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